EXHIBIT 10.31

ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC

CLASS M UNIT PURCHASE AGREEMENT

This CLASS M UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of December 18, 2020 (the “Issue Date”), is by and between eCombustible Products Holdings, LLC, a Delaware limited liability company (the “Company”) and 1221 Capital Partners, LLC, a Delaware limited liability company (the “Participant”).

WHEREAS, the Company has determined that it is in the best interests of the Company to sell to the Participant a number of Class M Units (the “Class M Units”) on the terms and subject to the conditions set forth in this Agreement and the LLC Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning assigned to such term in the LLC Agreement.

2. Purchase and Sale of the Class M Units. Subject to the terms and conditions of this Agreement and the LLC Agreement, the Company agrees to sell to Participant, and Participant agrees to purchase from the Company, on the Closing (as defined below) 3,000,000 Class M Units at an aggregate price of $500,000 (the “Purchase Price”).

3. Closing. The purchase and sale of the Class M Units shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon in writing by the Company and Participant. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Participant shall deliver the Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law and approved by the Company (or any combination of such methods of payment) and the Company will issue, as promptly thereafter as practicable, the Class M Units.

4. Treatment as Profits Interest.

(a) Tax Treatment. The Class M Units are intended to be “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191.

(b) Threshold Value. The Class M Units shall have a Threshold Value of $90,350,000.

(c) Joinder. As a condition to the issuance of Class M Units hereunder, to the extent the Participant has not already executed a signature page of the LLC Agreement or a joinder agreement thereto, the Participant shall, as a condition precedent to receiving the issuance of Class M Units, execute a joinder agreement to the LLC Agreement in a form attached hereto as Exhibit A, thereby agreeing to be bound by the terms of the LLC Agreement.

(d) Investment Intent; Other Representations. The Participant hereby represents and warrants that the Class M Units issued hereunder must be held for investment purposes and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Company regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company. The Participant acknowledges and agrees that, in making its investment decision with respect to the receipt of the Class M Units issued hereunder, the Participant has not relied upon the Company, or any of its Affiliates, or any representative of any of the foregoing, for any advice of any sort, including, but not limited to tax or securities law advice.

(e) Capital Account. The Participant shall have a Capital Account in the Company equal to the Purchase Price.

5. Rights With Respect to Class M Units. The Participant will have all of the rights of a holder of Class M Units with respect to the Class M Units issued hereunder, in accordance with the terms and conditions of the LLC Agreement.

6. [Intentionally Omitted].

7. Miscellaneous.

(a) Governing Law; Venue. The validity, construction and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to choice of law principles. The parties hereto (i) irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state or federal courts located in the State of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the state and federal courts located in the State of Delaware, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or the subject matter hereof may not be enforced in or by such court.

(b) Notices. All notices, demands, requests and other communications required or permitted under this Agreement must be provided in accordance with the LLC Agreement.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement, or the LLC Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

(e) Amendments. This Agreement may not be changed orally, and, subject to Section 7(g), no change or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by all parties hereto and, in the case of the Company, by a person designated by the Company.

(f) Governing Documents. This Agreement and the Class M Units granted to the Participant, respectively, pursuant to this Agreement are subject to the terms, conditions and restrictions set forth in the LLC Agreement, the terms of which are incorporated herein (except to the extent expressly stated herein otherwise). Except as provided herein, in the event of any inconsistency between the provisions of this Agreement and the LLC Agreement, the LLC agreement shall govern.

(g) Other Laws. The Participant acknowledge and agree that the Company may refuse to issue or transfer some or all of the Class M Units issued hereunder or any distribution, payment or other transfer of cash, securities or other property in connection therewith if the Company determines in good faith that the issuance or transfer of such other amount would violate any applicable law or regulation; provided, that to the extent legally permitted, in the event the Company so determines in good faith that such issuance or transfer would violate any applicable law or regulation, the Company shall use all reasonable efforts to provide for substitute Class M Units or an equivalent economic right to the Participant.

(h) Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, the Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the Issue Date.

Company

eCombustible Products Holdings, LLC

By:	/s/ James M. Driscoll
Name: James M. Driscoll
Title: Chief Operating Officer

Participant

1221 Capital Partners, LLC

By:	/s/ Thomas F. Staz
Name: Thomas F. Staz
Title: Authorized Signatory

[Signature Page to Agreement]

EXHIBIT A

Form of Joinder